As filed with the Securities and Exchange Commission on July 27, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-11

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933 OF SECURITIES

OF CERTAIN REAL ESTATE COMPANIES

SABRA HEALTH CARE REIT, INC.

(Exact Name of Registrant as Specified in its Governing Instrument)

18500 Von Karman Avenue, Suite 550

Irvine, CA 92612

(888) 393-8248

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard K. Matros

Chairman, President and Chief Executive Officer

Sabra Health Care REIT, Inc.

18500 Von Karman Avenue, Suite 550

Irvine, CA 92612

(888) 393-8248

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Andor D. Terner, Esq. O’Melveny & Myers LLP 610 Newport Center Drive, 17th Floor Newport Beach, CA 92660 (949) 823-6900	William J. Whelan III, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 (212) 474-1000

Approximate Date of Commencement of Proposed Sale of Securities to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-175436

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $ 0.01 par value per share	$517,500	$60.09

(1)	Based on the public offering price. Includes shares of common stock that the underwriters have the option to purchase solely to cover over-allotments, if any.
(2)	The $517,500 proposed maximum aggregate offering price being registered under this Registration Statement is in addition to the $172,500,000 proposed maximum aggregate offering price registered pursuant to the Registrant’s Registration Statement on Form S-11 (File No. 333-175436), as amended, for which an aggregate registration fee of $20,027.25 was previously paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and General Instruction G to Form S-11 solely to register an additional $517,500 of the registrant’s common stock, par value $0.01 per share. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the registrant’s Registration Statement on Form S-11, as amended (File No. 333-175436), originally filed with the Securities and Exchange Commission (the “Commission”) on July 11, 2011 and declared effective by the Commission on July 26, 2011, including all exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

Certification

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of July 27, 2011), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than July 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 27, 2011.

SABRA HEALTH CARE REIT, INC.

By:	/s/ Richard K. Matros
Richard K. Matros Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard K. Matros Richard K. Matros	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 27, 2011

/s/ Harold W. Andrews, Jr. Harold W. Andrews, Jr.	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	July 27, 2011

* Craig A. Barbarosh	Director	July 27, 2011

* Robert A. Ettl	Director	July 27, 2011

* Michael J. Foster	Director	July 27, 2011

* Milton J. Walters	Director	July 27, 2011

*By:	/s/ Harold W. Andrews, Jr.
Harold W. Andrews, Jr., Attorney of Fact

Exhibit List

Ex.	Description

5.1	Opinion of Venable LLP regarding the validity of the securities being offered.

8.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding certain tax matters.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Venable LLP (included in Exhibit 5.1).

23.3	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 8.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-11 (File No. 333-175436) filed with the Commission on July 11, 2011, which was declared effective by the Commission on July 26, 2011, and incorporated by reference herein).